Exhibit 99.1

FOR IMMEDIATE RELEASE

HOLLY CORPORATION REPORTS FOURTH QUARTER RESULTS

     Dallas, Texas, February 16, 2005 — Holly Corporation (NYSE-HOC) today reported quarterly net income of $7.4 million ($0.24 per basic share and $0.23 per diluted share) for the three months ended December 31, 2004, compared to a net loss of $1.1 million ($0.03 loss per basic and diluted share) for the three months ended December 31, 2003.

     Net income for the year ended December 31, 2004 was $83.9 million ($2.67 per basic share and $2.61 per diluted share), an increase of $37.8 million from $46.1 million ($1.49 per basic share and $1.44 per diluted share) for the year ended December 31, 2003. The year ended December 31, 2003 included reparations payment income of $15.3 million received relating to a FERC tariff case and a one-time gain of $16.2 million associated with the sale of certain pipeline assets. If the effects of the reparations payment and the gain on sale were excluded, net income for the year ended December 31, 2003 would have been $26.7 million ($0.83 per diluted share) and the year over-year-increase would be $57.2 million.

     Comparing the fourth quarter of 2004 to the fourth quarter of 2003, sales levels were significantly higher principally due to a 42% increase in production volumes at the Navajo Refinery. The increased production resulted from the effects of the 15,000 barrels per day expansion completed at the Navajo Refinery in December 2003, in combination with a reduced level of production volumes in the fourth quarter of 2003, when the Navajo facility was down for 30 days for scheduled major maintenance. Additionally contributing to the quarterly earnings increase, gross refinery margins per produced barrel sold increased 6% from $6.64 in the fourth quarter of 2003 to $7.03 in the fourth quarter of 2004. For 2004, average gross refinery margins were at $9.10 as compared to $7.23 in 2003, principally due to the strong margins at the Navajo

Refinery in the first half of 2004.

     Sales and other revenues increased 76% for the fourth quarter of 2004 and 60% for the full 2004 year as compared to the fourth quarter and the full 2003 year, respectively, due to increased refined product prices, the higher volumes at the Navajo Refinery, and the inclusion of volumes from the Woods Cross Refinery after our acquisition of that refinery effective June 1, 2003. Overall refined product sales volumes increased 27% in the fourth quarter as compared to the prior year’s fourth quarter and increased 24% for 2004 as compared to 2003. Cost of products sold was also higher in the fourth quarter and full 2004 year due to the higher volumes and higher costs of purchased crude oil. We recognized pre-tax amounts of $2.1 million during the fourth quarter of 2004 and $4.9 million for the full 2004 year resulting from liquidations of certain LIFO inventory quantities that were carried at lower costs compared to current costs. Operating expenses increased due to inclusion of operations of the Woods Cross Refinery (for the full year of 2004), increased refinery throughputs at the Navajo Refinery and, to a lesser degree, due to higher utility prices. Selling, general and administrative expenses increased due to additional employee compensation expense in 2004. Additionally, with the contribution in July 2004 of our refined product pipeline and terminal assets to Holly Energy Partners, L.P., (NYSE-HEP) (“Holly Energy Partners”), earnings were reduced in the third and fourth quarters of 2004 by virtue of the public ownership 49% share.

     “We are very pleased with our fourth quarter operations. Although refinery margins were at seasonally reduced levels, substantially higher year-over-year production levels provided earnings of $7.4 million and generated earnings before interest, taxes and depreciation (“EBITDA”) of $24.4 million for the quarter. For the full 2004 year, our net income of $83.9 million and EBITDA of $178.1 million were at record levels,” said Mathew Clifton, President of Holly. “Our refineries ran quite well during the 2004 fourth quarter, with our combined refinery utilization rate at 97%, and our overall production levels at a record 115,000 barrels per day. Looking back at 2004 accomplishments, we made great strides in improving our company’s operations and the strength of our balance sheet. Following the successful completion in December 2003 of the Navajo Refinery expansion and upgrade project, we increased Navajo’s production capacity by 25% while increasing our production percentage of higher-value light refined products. The project also enabled this facility to process 100% lower-priced sour crude oil, up from Navajo’s previous 85% sour crude oil limitation. Sour crude oil runs at our Woods Cross Refinery also increased, but to a lesser extent. We will continue to improve our profit potential through the execution of our previously announced value-added refinery initiatives for 2005 and we will continue to prudently deploy capital to improve the profitability of our existing operations. We believe we are well positioned to continue to prosper in the current industry environment, where for the foreseeable future, strong demand for refined products appears likely to test refinery supply. We are also quite pleased with the operations of Holly Energy Partners, which we formed in July 2004 and in which we currently have a 51% interest. Proceeds from the sale of the 49% interest in Holly Energy Partners to the public combined with the effects of Holly’s 2004 record year have increased our cash and marketable securities position by $207.6 million, closing the year at $219.3 million, while debt was reduced from $67.1 million to $33.6 million. Holly Energy Partners’ pipeline and terminal business has operated very well since inception and Holly Energy Partners has recently announced that its acquisition of pipeline and terminal assets from Alon USA in exchange for $120 million in cash and 937,500 new Class B subordinated units in Holly Energy Partners is expected to close at the end of this month. This acquisition will increase Holly Energy Partners’ mileage of pipelines and anticipated throughput volumes by 50%. Holly Energy Partners’ unit price has risen 74% between its IPO price and today’s closing price. As we look ahead, we will strive to operate our assets safely, reliably and in an environmentally responsible manner, while looking to leverage our increased financial strengths through the pursuit of strategic acquisition and organic growth opportunities designed to continue in our mission of being a premier petroleum refining company.”

     The Company has scheduled a conference call for tomorrow, February 17, 2005 at 9:30AM EST to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #3849662. Listeners may access the call via the internet at: http://audioevent.mshow.com/212249. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for thirty days.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per day (“bpd”) refinery located in Artesia, New Mexico, a 25,000 bpd refinery in Woods Cross, Utah, and an 8,000 bpd refinery in Great Falls, Montana. Holly also owns a majority interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,000 miles of refined product pipelines in the west Texas and New Mexico region and refined product terminals in several states.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the successful closing by Holly Energy Partners of the pending transaction with Alon, the ability of the Company or Holly Energy Partners to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the outcome of the litigation with Frontier Oil Corporation, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except per share data)
Sales and other revenue	$617,133	$349,788	$2,246,373	$1,403,244

Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	527,818	292,553	1,835,997	1,155,858
Operating expenses (exclusive of depreciation, depletion and amortization)	43,941	36,097	168,264	131,045
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization)	16,310	12,541	55,428	34,782
Depreciation, depletion and amortization	10,641	9,493	40,481	36,275
Exploration expenses, including dry holes	139	408	689	1,031

Total operating costs and expenses	598,849	351,092	2,100,859	1,358,991

Gain on sale of assets	—	—	—	15,814

Income (loss) from operations	18,284	(1,304)	145,514	60,067

Other income (expense):
Equity in earnings of joint ventures	(611)	387	(318)	1,398
Minority interest in income of partnerships.	(3,876)	(430)	(7,575)	(758)
Interest income	1,049	73	4,372	458
Interest expense	(896)	(844)	(3,524)	(2,136)
Reparations payment received	—	—	—	15,330

	(4,334)	(814)	(7,045)	14,292

Income (loss) before income taxes	13,950	(2,118)	138,469	74,359

Income tax provision (benefit):
Current	9,021	(11,046)	79,974	8,009
Deferred	(2,456)	10,009	(25,384)	20,297

	6,565	(1,037)	54,590	28,306

Net income (loss)	$7,385	$(1,081)	$83,879	$46,053

Net income (loss) per common share – basic	$0.24	$(0.03)	$2.67	$1.49

Net income (loss) per common share – diluted	$0.23	$(0.03)	$2.61	$1.44

Cash dividends declared per common share	$0.08	$0.055	$0.29	$0.22

Average number of common shares outstanding:
Basic	31,299	31,022	31,390	31,010
Diluted	32,013	31,022	32,170	32,032

Balance Sheet Data

	December 31,
	2004	2003
	(Dollars in thousands)
Cash, cash equivalents and investments in marketable securities	$219,265	$11,690
Working capital	$152,634	$(24,301)
Total assets	$985,731	$708,892
Total debt, including current maturities and bank borrowings (2)	$33,572	$67,142
Stockholders’ equity	$339,916	$268,609
Total debt to capitalization ratio (1)	9.0%	20.0%

(1)	The total debt to capitalization ratio is calculated by dividing total debt, including current maturities and bank borrowings, by the sum of total debt, including current maturities and bank borrowings, and stockholders’ equity.

(2)	Includes bank borrowings of Holly Energy Partners of $25 million at December 31, 2004.

Other Financial Data

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(In thousands)
Net cash provided by (used for) operating activities	$2,258	$(9,266)	$165,763	$70,756
Net cash provided by (used for) investing activities	$(14,958)	$(21,503)	$15,779	$(117,796)
Net cash provided by (used for) financing activities	$(13,313)	$25,176	$(61,744)	$34,464
EBITDA (1)	$24,438	$8,146	$178,102	$112,312

(1)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     As of July 13, 2004, the closing of the initial public offering of Holly Energy Partners, we changed our segments to reflect our new business divisions. Our two new major business segments are: Refining and Holly Energy Partners. The new Refining segment will not be the same as the old Refining segment since some of those assets were contributed to Holly Energy Partners. Likewise, Holly Energy Partners will not be the same as the old Pipeline Transportation segment. Since it is impractical to restate prior periods for our new business segments, we are including the old business segments for all periods presented as well as the new business segments from July 13, 2004 forward.

	Three Months Ended	Year Ended
	December 31,	December 31,
	2004	2004
	(In thousands)
Business segments after July 13, 2004 (reporting January 1, 2004 through December 31, 2004 amounts):

Sales and other revenue (1)
Refining	$610,761	$2,234,697
Holly Energy Partners	15,992	28,182
Corporate and Other	420	1,916
Consolidations and Eliminations	(10,040)	(18,422)

Consolidated	$617,133	$2,246,373

Income (loss) from operations (1)
Refining	$22,902	$175,133
Holly Energy Partners	7,548	12,980
Corporate and Other	(12,166)	(42,599)

Consolidated	$18,284	$145,514

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(In thousands)
Business segments prior to July 13, 2004 (reporting January 1, 2004 through December 31, 2004 amounts):

Sales and other revenue (2)
Refining	$610,108	$342,585	$2,220,985	$1,373,406
Pipeline Transportation	6,732	6,772	23,977	21,030
Corporate and Other	293	431	1,411	8,808

Consolidated	$617,133	$349,788	$2,246,373	$1,403,244

Income (loss) from operations (2)
Refining	$26,527	$3,913	$172,144	$53,854
Pipeline Transportation	3,923	3,680	15,969	29,110
Corporate and Other	(12,166)	(8,897)	(42,599)	(22,897)

Consolidated	$18,284	$(1,304)	$145,514	$60,067

(1)	As of July 13, 2004, the new Refining segment includes our principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the “Navajo Refinery”), the Woods Cross Refinery near Salt Lake City, Utah, and our refinery in Great Falls, Montana. Included in the new Refining segment are costs relating to certain crude oil and intermediate product pipelines that we still own and operate in conjunction with the Refining segment as part of the supply networks of the refineries. The new Refining segment also includes the purchasing of crude oil and wholesale and branded marketing of refined products, along with our equity in earnings from our then 49% interest in NK Asphalt Partners, which manufactures and markets asphalt and asphalt products in Arizona and New Mexico. The cost of pipeline transportation and terminal services provided by Holly Energy Partners is included in the new Refining segment. The Holly Energy Partners segment includes approximately 780 miles of our pipeline assets in Texas and New Mexico. Revenues from the Holly Energy Partners segment were earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and the earnings from our indirect interest in Rio Grande Pipeline Company which provides petroleum products transportation. Results of operations involving the assets included in the new Holly Energy Partner’s segment prior to July 13, 2004 are included in the new Refining segment for reporting purposes.

(2)	Prior to July 13, 2004, the old Refining segment includes our principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the “Navajo Refinery”), the Woods Cross Refinery near Salt Lake City, Utah, and our refinery in Great Falls, Montana. Included in the old Refining segment are costs relating to pipelines and terminals that operate in conjunction with the old Refining segment as part of the supply and distribution networks of the refineries. The old Refining segment also includes our equity in earnings from our then 49% interest in NK Asphalt Partners and the minority interest in income of Holly Energy Partners. The old Pipeline Transportation segment included approximately 500 miles of our pipeline assets in Texas and New Mexico and our 70% interest in Rio Grande Pipeline Company. Revenues of the old Pipeline Transportation segment were earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations.

Refining Operating Data

     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth certain information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Navajo Refinery
Crude charge (BPD) (1)	73,730	47,730	71,060	56,080
Refinery production (BPD) (2)	83,560	58,650	79,330	63,680
Sales of produced refined products (BPD)	83,230	53,390	78,880	62,570
Sales of refined products (BPD) (3)	90,420	70,040	86,410	74,500

Refinery utilization (4)	98.3%	79.6%	94.7%	93.5%

Average per produced barrel (5)
Net sales	$55.00	$38.36	$51.42	$38.95
Raw material costs (8)	47.53	31.25	41.26	31.52

Refinery gross margin	7.47	7.11	10.16	7.43
Refinery operating expenses (6)	3.10	3.87	3.20	3.24

Net operating margin	$4.37	$3.24	$6.96	$4.19

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Feedstocks:
Sour crude oil	84%	80%	83%	78%
Sweet crude oil	2%	10%	5%	10%
Other feedstocks and blends	14%	10%	12%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	61%	60%	59%	58%
Diesel fuels	27%	24%	26%	23%
Jet fuels	4%	6%	5%	9%
Asphalt	5%	7%	6%	7%
LPG and other	3%	3%	4%	3%

Total	100%	100%	100%	100%

Woods Cross (7)
Crude charge (BPD) (1)	23,230	19,430	23,620	22,540
Refinery production (BPD) (2)	23,150	22,650	23,730	23,870
Sales of produced refined products (BPD)	22,900	19,740	23,520	22,480
Sales of refined products (BPD) (3)	23,600	19,790	24,160	22,680

Refinery utilization (4)	92.9%	77.7%	94.5%	90.2%

Average per produced barrel (5)
Net sales	$54.40	$39.88	$51.33	$40.91
Raw material costs (8)	49.42	35.11	45.33	34.81

Refinery gross margin	4.98	4.77	6.00	6.10
Refinery operating expenses (6)	3.88	4.75	3.92	3.92

Net operating margin	$1.10	$0.02	$2.08	$2.18

Feedstocks:
Sour crude oil	9%	2%	7%	1%
Sweet crude oil	87%	90%	88%	94%
Other feedstocks and blends	4%	8%	5%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	57%	62%	59%	62%
Diesel fuels	30%	27%	31%	26%
Jet fuels	2%	1%	1%	3%
Fuel oil	8%	5%	7%	7%
LPG and other	3%	5%	2%	2%

Total	100%	100%	100%	100%

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Montana Refinery
Crude charge (BPD) (1)	7,820	6,400	7,550	6,740
Refinery production (BPD) (2)	8,290	7,370	8,010	7,350
Sales of produced refined products (BPD)	8,020	5,830	7,970	7,150
Sales of refined products (BPD) (3)	8,220	6,210	8,190	7,620

Refinery utilization (4)	97.8%	91.4%	94.4%	96.3%

Average per produced barrel (5)
Net sales	$43.70	$35.09	$43.10	$35.80
Raw material costs	35.40	26.37	35.37	28.17

Refinery gross margin	8.30	8.72	7.73	7.63
Refinery operating expenses (6)	5.75	6.92	5.64	5.85

Net operating margin	$2.55	$1.80	$2.09	$1.78

Feedstocks:
Sour crude oil	92%	93%	92%	92%
Other feedstocks and blends	8%	7%	8%	8%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	39%	48%	41%	40%
Diesel fuels	18%	16%	17%	15%
Jet fuels	4%	7%	5%	7%
Asphalt	35%	24%	33%	33%
LPG and other	4%	5%	4%	5%

Total	100%	100%	100%	100%

Consolidated (7)
Crude charge (BPD) (1)	104,780	73,560	102,230	76,040
Refinery production (BPD) (2)	115,000	88,670	111,070	85,030
Sales of produced refined products (BPD)	114,150	78,960	110,370	82,900
Sales of refined products (BPD) (3)	122,240	96,040	118,760	95,420

Refinery utilization (4)	97.0%	80.0%	94.7%	93.2%

Average per produced barrel (5)
Net sales	$54.09	$38.49	$50.80	$38.99
Raw material costs (8)	47.06	31.85	41.70	31.76

Refinery gross margin	7.03	6.64	9.10	7.23
Refinery operating expenses (6)	3.45	4.32	3.53	3.58

Net operating margin	$3.58	$2.32	$5.57	$3.65

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Feedstocks:
Sour crude oil	70%	61%	67%	66%
Sweet crude oil	19%	30%	23%	23%
Other feedstocks and blends	11%	9%	10%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	58%	60%	58%	57%
Diesel fuels	27%	25%	27%	23%
Jet fuels	4%	5%	4%	8%
Asphalt	6%	7%	7%	8%
LPG and other	5%	3%	4%	4%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity.

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are provided below.

(6)	Represents operating expenses of refineries, exclusive of depreciation, depletion and amortization and excludes refining segment expenses of product pipelines and terminals.

(7)	We acquired the Woods Cross Refinery on June 1, 2003 and we are reporting amounts for Woods Cross only since the purchase date.

(8)	Subsequent to the formation of Holly Energy Partners, included in raw material costs are transportation costs billed from Holly Energy Partners.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States of America; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands)
Net income (loss)	$7,385	$(1,081)	$83,879	46,053
Add provision for income tax	6,565	(1,037)	54,590	28,306
Add interest expense	896	844	3,524	2,136
Subtract interest income	(1,049)	(73)	(4,372)	(458)
Add depreciation and amortization	10,641	9,493	40,481	36,275

EBITDA	$24,438	$8,146	$178,102	$112,312

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

     We calculate refinery gross margin and net operating margin using net sales, raw material costs and operating expenses, in each case averaged per produced barrel sold. Each of these component performance measures can be reconciled directly to our Statement of Income.

     Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin

     Refinery gross margin per barrel is the difference between average net sales price and average raw material costs per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Average per produced barrel

Navajo Refinery
Net sales	$55.00	$38.36	$51.42	$38.95
Less raw materials	47.53	31.25	41.26	31.52

Refinery gross margin	$7.47	$7.11	$10.16	$7.43

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Woods Cross
Net sales	$54.40	$39.88	$51.33	$40.91
Less raw materials	49.42	35.11	45.33	34.81

Refinery gross margin	$4.98	$4.77	$6.00	$6.10

Montana Refinery
Net sales	$43.70	$35.09	$43.10	$35.80
Less raw materials	35.40	26.37	35.37	28.17

Refinery gross margin	$8.30	$8.72	$7.73	$7.63

Consolidated
Net sales	$54.09	$38.49	$50.80	$38.99
Less raw materials	47.06	31.85	41.70	31.76

Refinery gross margin	$7.03	$6.64	$9.10	$7.23

Net Operating Margin

     Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Average per produced barrel

Navajo Refinery
Refinery gross margin	$7.47	$7.11	$10.16	$7.43
Less refinery operating expenses	3.10	3.87	3.20	3.24

Net operating margin	$4.37	$3.24	$6.96	$4.19

Woods Cross
Refinery gross margin	$4.98	$4.77	$6.00	$6.10
Less refinery operating expenses	3.88	4.75	3.92	3.92

Net operating margin	$1.10	$0.02	$2.08	$2.18

Montana Refinery
Refinery gross margin	$8.30	$8.72	$7.73	$7.63
Less refinery operating expenses	5.75	6.92	5.64	5.85

Net operating margin	$2.55	$1.80	$2.09	$1.78

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
Consolidated
Refinery gross margin	$7.03	$6.64	$9.10	$7.23
Less refinery operating expenses (6)	3.45	4.32	3.53	3.58

Net operating margin	$3.58	$2.32	$5.57	$3.65

     Below are reconciliations to our Statement of Income for (i) net sales, raw material costs and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Navajo Refinery
Average sales price per produced barrel sold	$55.00	$38.36	$51.42	$38.95
Times sales of produced refined products sold (BPD)	83,230	53,390	78,880	62,570
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$421,144	$188,420	$1,484,500	$889,542

Woods Cross Refinery
Average sales price per produced barrel sold	$54.40	$39.88	$51.33	$40.91
Times sales of produced refined products sold (BPD)	22,900	19,740	23,520	22,480
Times number of days in period	92	92	366	214

Refined product sales from produced products sold	$114,610	$72,425	$441,865	$196,807

Montana Refinery
Average sales price per produced barrel sold	$43.70	$35.09	$43.10	$35.80
Times sales of produced refined products sold (BPD)	8,020	5,830	7,970	7,150
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$32,244	$18,821	$125,724	$93,429

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Sum of refined product sales from produced products sold for our three refineries (1)	$567,998	$279,666	$2,052,089	$1,179,778

Add refined product sales from purchased products sold and rounding (2)	41,181	62,884	167,422	192,805

Total refined product sales	609,179	342,550	2,219,511	1,372,583
Add other refining segment revenue	929	35	1,474	823

Total refining segment revenue	610,108	342,585	2,220,985	1,373,406
Add pipeline transportation segment sales & other revenues	6,732	6,772	23,977	21,030
Add (subtract) corporate and other revenues and eliminations	293	431	1,411	8,808

Sales and other revenues	$617,133	$349,788	$2,246,373	$1,403,244

(1)	The above calculations of refined product sales from produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

Average sales price per produced Barrel sold	$54.09	$38.49	$50.80	$38.99
Times sales of produced refined products sold (BPD)	114,150	78,960	110,370	82,900
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$567,998	$279,666	$2,052,089	$1,179,778

Reconciliation of average raw material costs per produced barrel sold to total costs of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Navajo Refinery
Average raw materials cost per produced barrel sold	$47.53	$31.25	$41.26	$31.52
Times sales of produced refined products sold (BPD)	83,230	53,390	78,880	62,570
Times number of days in period	92	92	366	365

Raw material costs for produced products sold	$363,945	$153,496	$1,191,180	$719,855

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Woods Cross Refinery
Average raw materials cost per produced barrel sold	$49.42	$35.11	$45.33	$34.81
Times sales of produced refined products sold (BPD)	22,900	19,740	23,520	22,480
Times number of days in period	92	92	366	214

Raw material costs for produced products sold	$104,118	$63,763	$390,215	$167,461

Montana Refinery
Average raw materials cost per produced barrel sold	$35.40	$26.37	$35.37	$28.17
Times sales of produced refined products sold (BPD)	8,020	5,830	7,970	7,150
Times number of days in period	92	92	366	365

Raw material costs for produced products sold	$26,120	$14,144	$103,175	$73,517

Sum of raw material costs for produced products sold from our three refineries (1)	$494,183	$231,403	$1,684,570	$960,833
Add refined product costs from purchased products sold and rounding (2)	43,675	61,323	169,849	190,939
Subtract eliminations with Holly Energy Partners	(9,913)	—	(17,917)	—

Total refining segment costs of products sold	527,945	292,726	1,836,502	1,151,772
Add (subtract) corporate and other costs and eliminations	(127)	(173)	(505)	4,086

Costs of products sold	$527,818	$292,553	$1,835,997	$1,155,858

(1)	The above calculations of raw material costs for produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

Average raw material cost per produced barrel sold	$47.06	$31.85	$41.70	$31.76
Times sales of produced refined products sold (BPD)	114,150	78,960	110,370	82,900
Times number of days in period	92	92	366	365

Raw material costs per produced products sold	$494,183	$231,403	$1,684,570	$960,833

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$3.10	$3.87	$3.20	$3.24
Times sales of produced refined products sold (BPD)	83,230	53,390	78,880	62,570
Times number of days in period	92	92	366	365

Refinery operating expenses for produced products sold	$23,737	$19,009	$92,384	$73,995

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$3.88	$4.75	$3.92	$3.92
Times sales of produced refined products sold (BPD)	22,900	19,740	23,520	22,480
Times number of days in period	92	92	366	214

Refinery operating expenses for produced products sold	$8,174	$8,626	$33,745	$18,858

Montana Refinery
Average refinery operating expenses per produced barrel sold	$5.75	$6.92	$5.64	$5.85
Times sales of produced refined products sold (BPD)	8,020	5,830	7,970	7,150
Times number of days in period	92	92	366	365

Refinery operating expenses for produced products sold	$4,243	$3,712	$16,452	$15,267

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$36,154	$31,347	$142,581	$108,120
Add other refining segment operating expenses and rounding	5,914	3,883	21,137	15,720

Total refining segment operating expenses	42,068	35,230	163,718	123,840
Add pipeline transportation segment operating expenses	1,862	562	4,380	4,182
Add corporate and other costs and eliminations	11	305	166	3,023

Operating expenses (exclusive of depreciation, depletion and amortization)	$43,941	$36,097	$168,264	$131,045

(1)	The above calculations of refined product sales from produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Average refinery operating expenses per produced barrel sold	$3.45	$4.32	$3.53	$3.58
Times sales of produced refined products sold (BPD)	114,150	78,960	110,370	82,900
Times number of days in period	92	92	366	365

Refinery operating expenses for produced products sold	$36,154	$31,347	$142,581	$108,120

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Navajo Refinery
Net operating margin per barrel	$4.37	$3.24	$6.96	$4.19
Add average refinery operating expenses per produced barrel	3.10	3.87	3.20	3.24

Refinery gross margin per barrel	7.47	7.11	10.16	7.43
Add average raw material cost per produced barrel sold	47.53	31.25	41.26	31.52

Average net sales per produced barrel sold	$55.00	$38.36	$51.42	$38.95
Times sales of produced refined products sold (BPD)	83,230	53,390	78,880	62,570
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$421,144	$188,420	$1,484,500	$889,542

Woods Cross
Net operating margin per barrel	$1.10	$0.02	$2.08	$2.18
Add average refinery operating expenses per produced barrel	3.88	4.75	3.92	3.92

Refinery gross margin per barrel	4.98	4.77	6.00	6.10
Add average raw material cost per produced barrel sold	49.42	35.11	45.33	34.81

Average net sales per produced barrel sold	$54.40	$39.88	$51.33	$40.91
Times sales of produced refined products sold (BPD)	22,900	19,740	23,520	22,480
Times number of days in period	92	92	366	214

Refined product sales from produced products sold	$114,610	$72,425	$441,865	$196,807

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(In thousands, except barrel data or days)
Montana Refinery
Net operating margin per barrel	$2.55	$1.80	$2.09	$1.78
Add average refinery operating expenses per produced barrel	5.75	6.92	5.64	5.85

Refinery gross margin per barrel	8.30	8.72	7.73	7.63
Add average raw material cost per produced barrel sold	35.40	26.37	35.37	28.17

Average net sales per produced barrel sold	$43.70	$35.09	$43.10	$35.80
Times sales of produced refined products sold (BPD)	8,020	5,830	7,970	7,150
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$32,244	$18,821	$125,724	$93,429

Sum of refined product sales from produced products sold from our three refineries (1)	$567,998	$279,666	$2,052,089	$1,179,778
Add refined product sales from purchased products sold and rounding (2)	41,181	62,884	167,422	192,805

Total refined product sales	609,179	342,550	2,219,511	1,372,583
Add other refining segment revenue	929	35	1,474	823

Total refining segment revenue	610,108	342,585	2,220,985	1,373,406
Add pipeline transportation segment sales & other revenues	6,732	6,772	23,977	21,030
Add (subtract) corporate and other revenues and eliminations	293	431	1,411	8,808

Sales and other revenues	$617,133	$349,788	$2,246,373	$1,403,244

(1)	The above calculations of refined product sales from produced products sold can also be calculated on a consolidated basis. These numbers may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

Net operating margin per barrel	$3.58	$2.32	$5.57	$3.65
Add average refinery operating expenses per produced barrel	3.45	4.32	3.53	3.58

Refinery gross margin per barrel	7.03	6.64	9.10	7.23
Add average raw material cost per Produced barrel sold	47.06	31.85	41.70	31.76

Average sales price per produced Barrel sold	$54.09	$38.49	$50.80	$38.99
Times sales of produced refined products sold (BPD)	114,150	78,960	110,370	82,900
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$567,998	$279,666	$2,052,089	$1,179,778

FOR FURTHER INFORMATION, Contact:

Stephen J. McDonnell, Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Treasury and Investor Relations
Holly Corporation 214/871-3555